DISTRIBUTION AGREEMENT

THIS AGREEMENT (“the Agreement”) effective as of the 7th day of June, 2007.

BETWEEN
BLINK COUTURE INC.
1107-1199 Marinaside Crescent
Vancouver British Columbia V6Z 2Y2
(“Blink”)
AND

Sofia Bozikis dba Sofia Bozikis Handbags
Vancouver, British Columbia, Tel: 604 261 9149

(“Designer”)

WHEREAS:

     A. Blink is in the business of selling fashion merchandise on the internet.

     B. Designer is in the business of designing and making clothes.

     C. Blink and Designer (together “the Parties”) have agreed to terms dated in order that Blink will sell some of Designer’s products through its internet site.

     D. The terms of this Agreement replaces any other agreement reached between the Parties.

THIS AGREEMENT WITNESSES that, in consideration of the matters referred to, the Parties have agreed that the terms and conditions of the relationship shall be as follows:

1 Term

1.1 The term of this Agreement shall commence on the date of execution and shall continue until cancelled on 60 days written notice by either party.

Obligations of the Parties

2 General

2.1 Within fourteen (14) days of the execution of this Agreement, Designer will send to Blink a list of all products that they currently design and make (the “Products”), together with a list of the cost price of the Products. The cost price shall be the price to be paid by Blink for the product and shall identify all PST, GST or other taxes payable by Blink (“Cost Price”).

2.2 Each month Designer will send to Blink an updated list Products which will list: (a) new products, (b) out of stock products, and (c) discontinued products.

2.3	Blink will select, in its absolute discretion, which Products it wishes to advertise, market, promote and sell through its website at www.blinkcouture.com, and any other websites owned or operated by Blink or its subsidiaries (“the Website”).

Blink shall be under no obligation to consult with Designer regarding (a) which Products it chooses to advertise, market, promote and sell on the Website, or (b) the retail price at which the Products are advertised, marketed, promoted and sold to customers through the Website, regardless of any markup in value.

3	Delivery

3.1	When a sale is made of Products through the Website, Blink will be responsible for organizing the delivery of the Products to the customer.

3.2	As sales of Products through the Website increase, Blink may request that Designer provide inventory on consignment for popular Products so as to facilitate faster delivery of the Products to the customers.

4	Price and Payment

4.1	The Parties agree that all products that Designer sells to Blink pursuant to this Agreement will be at Cost Price.

4.2	For non consignment items, Blink agrees to pay Designer on delivery of the Product.

4.3	For Consignment Items, Blink shall pay Designer at the end of the month in which the sale is made. Blink shall also provide an updated list of items on consignment together with a break down of all sales made in that period.

5	Obligations Relating to Consignment Items

5.1	Designer assumes all liability for the loss, damage to, or destruction of Products consigned to Blink (“Consigned Item”).

5.2	Consigned Items shall remain the property of Designer, and title to the Consigned Items shall remain with Designer until such time as Blink has paid for the Consigned Items in full.

5.3	At any time until Blink has paid Designer in full for the Consigned Items, Designer may elect to remove the Consigned Items. Designer shall notify Blink at least seven days prior to electing to remove the Consigned Items under this paragraph.

5.4	Blink may return Consigned Items to Designer at its own discretion. If Blink initiates a return, Blink shall notify Designer at least seven days prior to returning the items. Blink is responsible to Designer for delivery of the returned items under this paragraph and shall provide a list of all returned items.

6	Return Policy

6.1	The wholesale return policy: within 90 days upon receipt of merchandise, merchandise may be returned if a manufacturing defect is attributed to garment construction. If a Product is returned because of a defect, Designer will replace the Product or refund the cost price to Blink.

7	Loss, Non Delivery or Damage in Transit

7.1	Blink shall be responsible for any losses or damages occurring to Consignment Items in transit.

8	Promotion of Products

8.1	For the purpose of advertising, marketing, promoting and selling the Products on the Website, Blink shall have the right to produce photographs and fashion video segments of Products to be used on the Website, in other promotional materials and for press distribution purposes. Blink shall be under no obligation to consult with Designer as regards the use or otherwise of any promotional materials. Blink shall own the copyright in the photo (except that the copyright of Designers logo and designs shall be owned by Designer). Designer may not use Blink produced promotional items without the express written consent of Blink.

8.2	Designer will retain the exclusive copyright of the Designer logo and all associated designs. However, Designer will grant to Blink a limited license to reproduce such logo’s and designs on the Website for the purpose of advertising, marketing, promoting and selling the Products.

8.3	The Parties agree to negotiate the possibility of creating some products in the future which will be advertised, promoted, marketed and sold exclusively by Blink for Designer and which will be created by Designer exclusively for Blink.

9	Discontinuance of Products by Designer

9.1	Designer reserves the right either (i) upon three month written notice to Designer, or (ii) immediately if Blink is in breach of any terms of this Agreement, including but not limited to payment, in Designer’s absolute discretion, without incurring any liability to Blink, to discontinue or to limit its production of Products, to terminate or limit deliveries of any Products, the production of which is so discontinued or limited. Designer agrees to notify Blink as soon as reasonably practical if it chooses to exercise its right under this paragraph.

10	Remedies

10.1	Upon default by either party under any terms of this Agreement (“the Defaulting Party”), and at any time after the default, the other party (“Non Defaulting Party”) shall have all rights and remedies provided by law and by this Agreement.

10.2	No delay or omission by the Non Defaulting Party in exercising any right or remedy shall operate as a waiver of them or of any other right or remedy, and no single or partial exercise of a right or remedy shall preclude any other or further exercise of them or the exercise of any other right or remedy. Furthermore, the Non Defaulting Party may remedy any default by the Defaulting Party in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Defaulting Party. All rights and remedies of the Non Defaulting Party granted or recognized in this Agreement are cumulative and may be exercised at any time and from time to time independently or in combination.

11	Limitation of Actions

11.1	No action, regardless of form, arising out of this Agreement may be brought by either party more than two years after the cause of action has arisen or, in the case of non payment, more than two years from the date of the last payment.

12	No Partnership Created

12.1	Nothing in this Agreement shall be deemed in any way or for any purpose to constitute the parties hereto partners in the conduct of any business or otherwise.

13	Enurement

13.1	This Agreement shall be binding upon and enure to the benefit of the successors and assigns of both parties and all persons or corporations succeeding to or acquiring the business now carried on by Innovative.

14	Amendment

14.1	No change or modification of this Agreement shall be valid unless it be in writing and signed by each party.

15	Entirety

15.1	This Agreement shall constitute the entire agreement between the Parties to this Agreement pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, undertakings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement.

15.2	Acceptance of this Agreement is strictly limited to the terms and conditions stated herein or specifically incorporated by reference. Any additions, deletions or differences in the terms and conditions of this Agreement proposed by either party must be agreed to in writing and incorporated by written addendum to this Agreement.

16	Severability

16.1	In the event that any provision or part of this Agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts shall be and remain in full force and effect.

17	Countersignature

17.1	This Agreement may be signed in counterparts, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth above.

IN WITNESS WHEREOF this Agreement has been executed by the parties to it, on the day, month and year first written.

Blink Couture Inc.
by its authorized signatory

/s/ Susanne Milka
Susanne Milka, President

Sofia Bozikis dba Sofia Bozikis Handbags
by its authorized signatory

/s/ Sofia Bozikis
Sofia Bozikis